Greenberg Traurig, LLP

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October 19, 2012

Board of Directors

Stevia Corp.

7117 US 31 S

Indianapolis, IN 46227

Re: Opinion of Counsel for Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Stevia Corp., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (as amended, and together with all exhibits thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by certain selling stockholders of up to 17,018,545 shares of the Company’s common stock , par value $0.001 per share (the “Common Stock”) which includes (i) up to 14,885,211 shares of the Company’s common stock (the “Southridge Shares”), issuable upon delivery of a put notice from the Company pursuant to the terms and conditions of that certain Equity Purchase Agreement, dated January 26, 2012, by and between the Company and Southridge Partners II, LP (the “Equity Purchase Agreement”) (ii) 1,066,667 shares of the Company’s common stock (the “Purchase Shares”) issued pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated August 1, 2012, by and between the Company and the purchasers identified therein (the “Securities Purchase Agreement”) and (iii) up to 1,066,667 shares of the Company’s common stock issuable upon exercise of outstanding warrants (the “Warrant Shares”, and together with the Southridge Shares and the Purchase Shares, collectively, the “Shares”) pursuant to the form of Common Stock Purchase Warrant attached to the Securities Purchase Agreement as Exhibit C (the “Warrant”), each as further described in the Registration Statement.

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the legal capacity of all natural persons, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

Board of Directors

We have assumed that upon consummation of the transactions contemplated by the Equity Purchase Agreement and Securities Purchase Agreement, the certificates representing the Southridge Shares, the Purchase Shares and the Warrant Shares will conform to the specimens thereof filed as exhibits to the Registration Statement and, to the extent applicable, will have been duly countersigned by the transfer agent and the registrar and duly registered by the registrar or, if uncertificated, valid book-entry notations for the issuance of the Southridge Shares, the Purchase Shares and the Warrant Shares in uncertificated form will have been duly made in the register of the Company. We have also assumed that (i) the Registration Statement, as then amended, will have become and remain effective, and the prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, will fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion; (ii) all offers and sales of the Shares will have been made in compliance with the securities laws of the states having jurisdiction thereof; (iii) all offers and sales of the Southridge Shares will be made in compliance with the Equity Purchase Agreement; and (iv) the transactions contemplated by the Equity Purchase Agreement will be consummated.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Southridge Shares, when issued in the manner and on the terms described in the Registration Statement and Equity Purchase Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2. The Purchase Shares have been duly authorized and are validly issued, fully paid and nonassessable.

3. The Warrant Shares, when issued upon exercise of the Warrants in the manner and on the terms described in the Registration Statement, the Securities Purchase Agreement and the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the general corporation laws of the State of Nevada. As used herein, the term “general corporation laws of the State of Nevada” includes the statutory provisions contained therein and all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws.

Board of Directors

We hereby consent in writing to the reference to this firm under the caption “Interests of Named Experts and Counsel” in the Prospectus included in the Registration Statement and the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP